MediaOne Group, Inc.
Supplementary Consolidated Domestic Cable Highlights-Pro Forma (1) (Dollars in millions)
Unaudited
---------------------------------------------------------------------

                           2000                        1999

                            Q1       YTD        Q4      Q3      Q2      Q1
-----------------------------------------------------------------------------

Video Revenues
   Basic cable             $ 459     $ 1,766    $ 445   $ 443   $ 443   $ 435
   Premium                    83         327       83      81      82      81
   Pay-per-view               14          74       16      20      16      22
   Advertising                54         201       61      50      49      41
   Equip & instal             49         194       49      51      47      47
   Other                      (2)          6        1       -       2       3
                            ----       -----     ----    ----    ----    ----
Total Video Revenues         657       2,568      655     645     639     629

Telephone and
   High Speed Data            49         110       39      29      24      18
                            ----       -----     ----    ----    ----    ----
Total Broadband Revenue    $ 706     $ 2,678    $ 694   $ 674   $ 663   $ 647
                            ====       =====     ====    ====    ====    ====



Operating Cash Flow (2)
   Video (3)               $ 265     $ 1,032    $ 262   $ 253   $ 259   $ 258
   New Products               (4)        (56)     (13)    (11)    (11)    (21)
                            ----       -----     ----    ----    ----    ----
Total Operating Cash
   Flow                    $ 261     $   976    $ 249   $ 242   $ 248   $ 237
                            ====       =====     ====    ====    ====    ====

-----------------------------------------------------------------------------
(1)Results reflect pro forma adjustments for acquisitions and dispositions.
(2)Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives
   (e.g. systems improvements, call center consolidations, etc.)
(3)Includes Year 2000 costs of $18 for the twelve months ended
   December 31, 1999, comprised of $2, $4, $5, and $7 for the fourth, third, second and first quarters of 1999, respectively.
-----------------------------------------------------------------------------

                                        -14-